                                                                    EXHIBIT 10.3


                              AMENDMENT NUMBER ONE
                               TO THE AVIALL, INC.
                 AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN

         THIS AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN (this "Amendment"), dated as of June 14, 2002, is made and entered into by Aviall, Inc., a Delaware corporation (the "Company"). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (the "Plan").

                                    RECITALS

         WHEREAS, Section XI of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time, provided however, that the Board of Directors of the Company must obtain stockholder approval to increase the total number of shares of Common Stock that may be granted under the Plan as set forth in Paragraph B of Section III of the Plan; and

         WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of Common Stock (as defined in the Plan) that may be granted under the Plan set forth in Paragraph B of Section III of the Plan; and

         WHEREAS, the Board submitted the proposal to amend the Plan to the Company's stockholders at the 2002 Annual Meeting of Stockholders; and

         WHEREAS, the Company's stockholders approved the proposal to amend the Plan to increase the aggregate number of Common Stock;

         NOW, THEREFORE, in accordance with Section XI of the Plan, the Company hereby amends the Plan as follows:

1. Paragraph B of Section III of the Plan is hereby amended, effective June 14, 2002, by deleting said Paragraph in its entirety and substituting in lieu thereof the following:

         B. Maximum Number of Shares That May be Granted - There may be granted under the Plan an aggregate of not more than two hundred forty-seven thousand five hundred (247,500) shares of Common Stock, subject to adjustment as provided in Section IX hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized, but unissued, shares or reacquired shares, or both.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

                                    AVIALL, INC.

                                    By:    /s/ Jeffrey J. Murphy
                                           -------------------------------------
                                    Name:  Jeffrey J. Murphy
                                    Title: Senior Vice President, Law & Human
                                           Resources, Secretary and General
                                           Counsel